Exhibit 10.8

SECOND AMENDMENT TO SUBLEASE AGREEMENT

SECOND AMENDMENT TO SUBLEASE AGREEMENT (“Amendment”), made as of the 14th day of February, 2024, by and between Campus Associates XII LLC, having its principal office at 302 Washington Avenue Extension, Albany, New York 12203 (“Landlord”) and Plug Power Inc. having its principal office at 968 Albany Shaker Road, Latham, New York 12110 (“Tenant”).

WHEREAS, Vista Real Estate Development LLC and Tenant entered into that certain Sublease Agreement dated December 15, 2021 with respect to a portion of the land and a 350,000 sf facility located at 125 Vista Boulevard, Town of Bethlehem, County of Albany, State of New York (“Premises”); and

WHEREAS, Vista Real Estate Development LLC assigned all right, title and interest in and to the Sublease to Landlord; and

WHEREAS, Landlord and Tenant executed a First Amendment to Sublease Agreement dated May 26, 2022 (together with the Sublease Agreement the “Sublease”); and

WHEREAS, Section 10.02(B) of the Sublease contains Landlord’s obligation with respect to insurance coverage;

WHEREAS, Landlord and Tenant desire that Tenant assume the obligation to obtain and maintain some of the coverages set forth in Section 10.02(B) as more specifically set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	All capitalized terms used herein but not specifically defined shall have the meaning set forth in the Sublease.
2.

Section I0.02(B) of the Sublease contains Landlord’s requirements for insurance during the term of the Lease. As a result of the Tenant’s operations at the Premises property insurance is difficult and very costly for the Landlord to obtain. Therefore, the parties agree that Tenant shall obtain and maintain during the Term of the Lease, the insurance coverages set forth in Section 10.02(B)(i) and (ii) of the Lease (“Property Coverage”).

The specific requirements for such coverages as of the date hereof are set forth on Exhibit A attached to this Amendment.

Upon execution of this Amendment Tenant shall provide to the Landlord a certificate of insurance (the “Certificate”) evidencing the required Property Coverage. The existing coverage shall not be cancelled until such time as the Certificate is delivered to and approved by the Landlord’s lender (KeyBank National Association, hereinafter “Lender”), in writing. The certificate shall name Landlord’s Lender, its successors and/or assigns, as their interest may appear as first loss payee/mortgagee, and shall name Landlord and Vista Real Estate Development LLC (if requested by Landlord) as beneficiary and loss payee. The certificate of insurance shall confirm thirty (30) days advance written notice to the Landlord and its Lender in the event of the cancellation, for any reason except for non-payment of premium, in which case the advance written notice to the Landlord and its Lender will be then (10) days, and/or non-renewal of the coverages certified. Without request by Landlord, the certificate of insurance shall be renewed and submitted to the Landlord annually prior to the expiration of Tenant’s then current commercial general liability insurance policy for the duration of the Term of this Lease.

In the event of a casualty, the deductible shall be paid by Tenant.

If Tenant fails at any time to take out, pay for, or maintain and deliver certificates or other evidence of Property Coverage acceptable to Landlord and its Lender, then Landlord, without notice to Tenant and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may (but shall not be obligated to ) take out, pay for and maintain any of the Property Coverage provided for in this Amendment or, as to Landlord’s Lender, in any mortgage agreement covering the Premises, and any sums paid and costs incurred by Landlord in so doing, together with interest thereon at the Lease Interest Rate shall from the date of such expenditure by Landlord until payment in full, be deemed Additional Rent.

3.

Except as expressly set forth herein, all terms and conditions of the Sublease shall remain unchanged and in full force and effect. Landlord acknowledges that nothing herein, including the Lender’s acceptance of the Certificate, shall modify or change any of the insurance requirements set forth in the Mortgage and loan documents entered into between Landlord and Lender.

4.

Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. For purposes of this Amendment, a document (or signature page thereto) signed and transmitted by facsimile machine, email or PDF document, is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

Plug Power Inc.

By:	/s/ Paul Middleton
Name:	Paul Middleton
Title:	CFO

Campus Associates XII LLC

THE JOSEPH R. NICOLLA

REVOCABLE TRUST U/A DATED

MAY 9, 2014, AS AMENDED AND

RESTATED

By:	/s/ Joseph R. Nicolla
Joseph R. Nicolla, Trustee

Exhibit A

Property Coverage